U.S. MARKET ANALYSIS VENEZUELA CRUDE OIL AND REFINED PRODUCTS

Prepared for:

PDVSA FINANCE LTD.

Prepared by:

Purvin & Gertz, Inc.

Buenos Aires - Calgary - Houston - London
Los Angeles - Moscow - Singapore

December 2005	S.N. Fekete
R.R. George

TABLE OF CONTENTS

I.	INTRODUCTION	1
II.	SUMMARY	2
III.	CRUDE OIL IMPORTS	3
	DESIGNATED CUSTOMERS AND U.S. IMPORT MARKET	5
	STRUCTURAL IMPEDIMENTS TO INCREASE OR DIVERT CRUDE VOLUMES	7
	FACTORS FURTHER LIMITING MARKET PENETRATION BY PDVSA	7
IV.	REFINED PETROLEUM PRODUCTS	10
V.	APPENDIX	12

PDVSA Finance Ltd.	I. Introduction -- 1

I. INTRODUCTION

Purvin & Gertz, Inc. ("Purvin & Gertz") was engaged by PDVSA Finance Ltd. (“PDVSA Finance”) to assess the markets for Venezuelan type crude oils and Venezuelan refined petroleum products relative to the present customer relationships and contracts of Petróleos de Venezuela S. A. and its subsidiaries ("PDVSA"), with a particular focus on the United States and the Designated Customers included in the PDVSA Finance Ltd. (“PDVSA Finance”) Annual Report, as filed on Form 20-F, for the 2004 fiscal year, to which this report is an annex. Purvin & Gertz has been retained on a continuous basis to provide an annual update of this report for inclusion in the annual report. Purvin & Gertz’ analysis is based to a large extent on information available from public sources, primarily sources such as the Energy Information Service (the "EIA") of the United States government and the United States Customs Service, and information available from the American Petroleum Institute (the "API"), as well as a variety of trade publications.

Throughout this report, the term “MB/D” and “MBPD” refers to thousand barrels per day.

This report was prepared for the sole benefit of the client. The distribution and use of this report by ratings agencies, PDVSA and the current and potential owners of PDVSA Finance debt securities is permissible for the purposes described below. No further distribution is to be made without the written consent of Purvin & Gertz. Purvin & Gertz understands that this report will be included as an annex to the PDVSA Finance Annual Report, as filed on Form 20-F, for the fiscal year ended December 31, 2004, and which may be used for purposes relating to the offer and sale of debt securities by PDVSA Finance. Purvin & Gertz consents to this report being included in such documents subject to the limitations expressed by PDVSA Finance for all information presented therein as well as those below.

Purvin & Gertz conducted this analysis and prepared this report utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice. All results are based on information available at the time of review. Changes in factors upon which the review is based could affect the results. NO IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE SHALL APPLY. Some of the information on which this report is based is from other sources, including public sector data. Purvin & Gertz has utilized such information without verification unless specifically noted otherwise. Purvin & Gertz accepts no liability for errors or inaccuracies in information provided by others.

Capitalized terms used and not otherwise defined herein have the meanings ascribed to them in the Offering Memorandum for the debt securities.

PDVSA Finance Ltd.	II. Summary -- 2

II. SUMMARY

In recent years, PDVSA has been one of the largest suppliers of crude oil and refined petroleum products to the United States. As shown in the following table, PDVSA had an 18% share of imports of the sum of heavy sour crude oil, light sour crude oil and refined petroleum products into the combined U.S. East Coast, U.S. Midwest, and U.S. Gulf Coast regional markets in 2004. These markets together represent a significant portion of the overall U.S. sour crude oil import market.

PDVSA IMPORT MARKET SHARE
East Coast, Gulf Coast and Midwest Regions

	2004			2003			2002
	Total	PDVSA		Total	PDVSA		Total	PDVSA
	MB/D	MB/D	%	MB/D	MB/D	%	MB/D	MB/D	%
Heavy Sour Crude Oil	3,502	1,029	29%	3,452	893	26%	3,064	910	30%
Light Sour Crude Oil	2,055	161	8%	2,088	141	7%	2,379	164	7%
Refined Petroleum Products	2,106	203	10%	1,797	136	8%	1,658	128	8%
	7,663	1,392	18%	7,336	1,170	16%	7,101	1,202	17%

The reductions in 2002 and 2003 in market share and total exports to the U.S. reflected a very significant reduction in production of crude and products in Venezuela in December 2002 caused by a strike affecting PDVSA operations as well as reduced OPEC production ceilings. The strike also impacted production in early 2003 but production levels recovered quickly to equilibrium levels beginning in March 2003. The increase in 2004 reflects a full recovery from the strike, especially in terms of refined petroleum products.

Venezuelan crude oil production is generally characterized as heavy (meaning less than 30º API gravity) and sour (meaning greater than 0.7% sulfur content by weight). To economically process heavy sour crude oil into higher value petroleum products requires a high level of refining complexity. The United States, Venezuela, and the Caribbean possess most of the complex sour crude oil refining capacity in the Atlantic Basin. Capacity outside these areas to process heavy sour crude oil, mainly in Northwest Europe, is limited.

PDVSA's substantial U.S. market share has been enhanced by acquisitions and joint ventures by PDVSA and an effective wholesale marketing strategy. Through its U.S. affiliates including CITGO and Hovensa in the U.S. Virgin Islands (USVI), PDVSA has acquired or entered into agreements involving refineries capable of efficiently processing sour crude oil. PDVSA currently owns or controls through joint venture arrangements more than 1,000,000 B/D of refinery capacity in the United States and the USVI. These refineries processed about 83% of PDVSA’s crude oil exports to Designated Customers in the United States and the USVI in 2004, equal to 1,044,000 B/D of sour crude oil imports (Refiners in bold type on Page 8 - Designated Customer Table). As a result of PDVSA’s acquisitions and marketing strategy, the Designated Customers of PDVSA Finance together represented more than 86% (Page 8 - Designated Customer Table) of sour crude oil imports into PADDs I, II, III and VI of the U.S. in 2004, leaving no other significant customers in these U.S. markets capable of processing large quantities of incremental sour crude oil. This concentration of 86% of the entire market for crude similar to Venezuela’s production among Designated Customers is, in itself, an effective economic barrier to PDVSA’s potential diversion of crude to alternative customers.

The sour crude oil capacity utilization rate of the complex refineries in the United States processing sour crude oil was around 92% in 2004 (Table A2), leaving only about 617 MBPD of unutilized capacity. After excluding refineries capable of processing sour crude but which chose instead to process light sweet North Sea crude oil, inland refineries not capable of receiving foreign imports, and asphalt refineries where operating rate is seasonal, this equates to only about 8% of total available sour crude oil capacity in these markets. Sustained levels of over 95% utilization of capacity are difficult to maintain industry wide. Further expanding PDVSA's market for sour crude oil would likely require significant capital investment and/or crude oil price discounting to displace customary supplies. A significant portion of PDVSA's heavy sour crude oil production simply could not be diverted from the Designated Customers due to refinery processing limitations.

In conclusion, based on Purvin & Gertz' study of the U.S. and Atlantic Basin markets for PDVSA's crude oil production and PDVSA's high degree of market penetration, realistically, PDVSA would not be able to divert large quantities of its crude oil supplies to customers outside the group of Designated Customers in the United States or elsewhere without severe financial consequences.

PDVSA Finance Ltd.	III. Crude Oil Imports -- 3

III. CRUDE OIL IMPORTS

Venezuelan crude oil production is generally characterized as heavy (meaning less than 30º API gravity) and sour (meaning greater than 0.7% sulfur content by weight). In 2004, 86% of PDVSA's crude oil exports to the U.S. were sour crude oil, with the majority being of the heavy sour crude type. The United States, Venezuela and the Caribbean possess most of the heavy sour crude oil refining capability in the Atlantic Basin. In order to economically process Venezuelan heavy sour crude oil into higher value refined petroleum products generally requires a relatively high level of refining complexity. Venezuelan sour crude oil imported in 2004 into the combined U.S. East Coast, Midwest, and Gulf Coast regional markets had an average API gravity of 19.9° and a sulfur content of 2.22% by weight (from Purvin & Gertz import data base). As a point of comparison, the sour crude oil imported into the combined U.S. East Coast, Midwest and Gulf Coast regional markets had an average API gravity of 25.6° and a sulfur content of 2.44% by weight.

The PADD (Petroleum Administration for Defense District) designation is used by the DOE to report fuels statistics. The U.S East Coast is designated as PADD I, the U.S Midwest is designated as PADD II, and the U.S. Gulf Coast is designated as PADD III. In addition, the Rocky Mountain region is designated as PADD IV, the West Coast as PADD V, and the Caribbean region is PADD VI.

In late 2002, a strike in Venezuela resulted in greatly reduced operating levels in PDVSA. Crude production was reduced from around 3 million B/D in November 2002 to about 600,000 B/D in January 2003. The production levels have risen significantly since, staying above 2.5 million B/D since April 2003.

As shown in the table of Sour Crude Imports by Source on Page 6, the share of heavy sour crude imports from PDVSA into the US PADD I-III region rebounded to 29% from a recent low of 26% in 2003. This change was due in part to the recovery of PDVSA production and exports to pre-strike levels. In contrast, Canada, Mexico and the Middle East have decreased their collective market share of heavy sour crude imports in 2004 after the increases experienced over the last several years. With respect to total sour crude imports, PDVSA’s market share increased to 21% in 2004 after declining to 19% in 2003.

PDVSA continues to be one of the largest suppliers of sour crude oil and refined products to the U.S. with a 16% share of imports into the combined U.S. East Coast, Midwest and Gulf Coast markets (PADDs I-III) in 2004 (table below). If the Hovensa refinery in the USVI (PADD VI) were included, the PDVSA would represent about 18% of total imports. The Hovensa refinery exports most products produced to the U.S. East Coast and, therefore, essentially acts as an East Coast refinery. PDVSA is also one of the largest foreign suppliers of heavy sour crude oil to these markets.

PDVSA MARKET SHARE, 2004
East Coast, Gulf Coast and Midwest Regions

	Sour Crude Oil	Products	Total Import	%
PDVSA	1,190	203	1,392	18%
Saudi Arabia	1,228	20	1,249	16%
Mexico	1,345	6	1,351	18%
Canada	705	311	1,016	13%
Other	1,089	1,565	2,655	35%
Total	5,557	2,106	7,663	100.0%

The U.S. Rocky Mountain (PADD IV) and West Coast (PADD V) regions are generally not considered competitive markets for Venezuelan crude oils. This is due to logistical and competitive advantages possessed by Canadian production (in the case of PADD IV), and by California, Alaska, Pacific Basin and Middle East production (in the case of PADD V).

Venezuela’s crude exports to the U.S. were 89% sour in 2004, as shown in the table below. Of the sour crude, all of the imports in 2004 not allocated to PADD I-III were imported by Hovensa (PADD VI), except for a few thousand B/D shipped to the West Coast (PADD V) for specialty asphalt purposes (not included in table below).

PDVSA Finance Ltd.	III. Crude Oil Imports -- 4

2004 TOTAL U.S. VENEZUELAN CRUDE IMPORTS
PADDs I, II, III and VI
	MB/D	%
Light Sweet	180	11
Light Sour	214	14
Heavy Sour	1,180	75
Total	1,574	100

Total Sour	1,394	89

The following table summarizes total PADD I, II, and Ill crude oil imports for 2000 through 2004. The table demonstrates that the Gulf Coast (PADD Ill) is the largest of the three U.S. sour crude oil import markets shown. The table also illustrates that PDVSA's market share for sour crude oil, and heavy sour crude oil in particular, is substantial, particularly in the East and Gulf Coast regions. In the Midwest region (PADD II), where Canadian crude oil has a significant transportation advantage over Venezuelan crude oil, PDVSA's market share is significantly lower than in the other two regions.

SOUR CRUDE OIL IMPORTS BY SOURCE (MB/D)
	Total Sour Crude						Heavy Sour Crude
		PADD I	PADD II	PADD III	Total	%	PADD I	PADD II	PADD III	Total	%
2004	PDVSA	115	14	1,060	1,190	21%	115	3	911	1,029	29%
	Canada	73	631	1	705	13%	63	598	0	661	19%
	Mexico	42	7	1,296	1,345	24%	42	7	1,165	1,213	35%
	Mid East	174	239	1,497	1,910	34%	29	1	272	301	9%
	Other	94	6	307	408	7%	65	6	227	298	8%
	Total	499	897	4,161	5,557		313	614	2,574	3,502
2003	PDVSA	77	15	942	1,034	19%	70	4	819	893	26%
	Canada	80	647	6	733	13%	65	630	1	696	20%
	Mexico	51	1	1,408	1,459	26%	51	0	1,286	1,337	39%
	Mid East	225	214	1,571	2,010	36%	44	2	317	363	11%
	Other	57	8	238	303	5%	37	2	125	164	5%
	Total	489	885	4,165	5,539		266	637	2,549	3,452
2002	PDVSA	91	28	955	1,074	20%	74	13	823	910	30%
	Canada	84	631	1	716	13%	27	520	0	546	18%
	Mexico	47	10	1,372	1,429	26%	45	7	1,126	1,178	38%
	Mid East	217	245	1,431	1,894	35%	47	1	187	234	8%
	Other	92	26	212	330	6%	41	18	137	195	6%
	Total	532	940	3,971	5,443		234	557	2,273	3,064
2001	PDVSA	136	44	1,010	1,189	21%	136	42	966	1,144	37%
	Canada	62	682	0	744	13%	51	505	0	556	18%
	Mexico	38	17	1,186	1,241	22%	38	1	960	1,000	32%
	Mid East	212	278	1,814	2,304	41%	30	15	229	274	9%
	Other	32	15	118	165	3%	30	11	95	135	4%
	Total	479	1,036	4,128	5,643		284	574	2,250	3,109
2000	PDVSA	168	56	858	1,082	20%	164	48	748	960	35%
	Canada	64	738	16	817	15%	53	513	0	566	20%
	Mexico	34	41	1,072	1,148	22%	34	27	724	785	28%
	Mid East	178	265	1,703	2,145	40%	36	23	302	361	13%
	Other	24	8	91	123	2%	20	5	72	97	4%
	Total	469	1,107	3,739	5,315		308	615	1,883	2,769

PDVSA Finance Ltd.	III. Crude Oil Imports -- 5

In PADD I, total sour crude oil imports have increased from 469 MB/D in 2000 to 499 MB/D in 2004. The Middle East (primarily Saudi Arabia) and Venezuela are typically the largest sour crude oil importers into PADD l. PDVSA market share increased in 2004 to 23% of total sour crude oil and 37% of heavy sour crude oil. In comparison, PDVSA 2003 imports represented 16% of total sour crude oil and 26% of heavy sour crude oil, while in 2002, PDVSA imports were 17% of total sour crude oil and 32% of heavy sour crude oil. The reduction between 2003 and 2002 is primarily due to the strike that began in late 2002. The increase in 2004 primarily reflects a recovery from the strike.

With respect to PADD II, Canada is the largest exporter to the region for all crude oil types. In 2004, Canada accounted for about 70% of the total sour crude oil imported into PADD II, down from 73% in 2003. PDVSA had a total sour crude oil import share in PADD II that was practically non-existent in 2004, a continuation of the declining trend of the last several years. Heavy sour crude oil imports into PADD II are also dominated by Canada, which had a 97% share of the heavy sour crude oil market in 2004. If PDVSA were to attempt parity pricing in the U.S. Midwest to gain market share, it would result in lower netback values for its crude oil than could be received by incremental sales into the U.S. Gulf Coast. For this reason, there appears to be little incentive for PDVSA to seek a greater market share in PADD II and explains its loss in PADD II market share since 2000.

Middle Eastern producers retained their traditional position in PADD III as the largest sour crude oil exporters to the region with a 36% market share in 2004. PDVSA supplied 25% of total sour imports to PADD III in 2004, reversing the declining trend in recent years. In contrast, Mexican imports decreased after having increased substantially over the last several years, yielding a 2004 total sour crude market share of 31%. PDVSA’s market share of heavy sour crude oil had peaked in 2001 at 43%. It then declined to a 36% share in 2002 and a 32% share in 2003, before increasing to 35% in 2004. The decline had been caused by a combination of reduced OPEC quotas, increased Mexican heavy sour imports and the reduction in PDVSA production due to the Venezuelan strike. A recovery from the strike and a decline in imports from Mexico explain the increase in share of heavy sour crude to PADD III in 2004.

In PADD VI, sour crude oil imports to the Hovensa refinery in St. Croix, USVI increased from 179 MB/D in 2002 to 270 MB/D in 2004 of which 263 MB/D was sourced from PDVSA. PDVSA has a 50% interest in the St. Croix refinery along with Amerada Hess. The refinery includes a coker complex to enhance the economics of processing heavier sour Venezuelan crude oil. As noted, St. Croix is in PADD VI, which includes all of the U.S. Caribbean Territories. The St. Croix refinery exports substantially all of its product output into the U.S. market, primarily into PADD I. Although the Hovensa refinery is in PADD VI, because the refinery exports most of its product into the U.S. market, Hovensa is effectively a PADD I refinery as it affects product balances.

DESIGNATED CUSTOMERS AND U.S. IMPORT MARKET

PDVSA's significant U.S. market share has been enhanced by acquisitions and joint ventures by PDVSA, and an effective wholesale marketing strategy. Through its U.S. affiliates, including CITGO and Hovensa in the USVI, PDVSA has acquired or entered into agreements with refineries capable of efficiently processing heavy sour crude oil. PDVSA currently owns or controls, through joint venture arrangements, more than 1,000,000 B/D of refinery capacity in the U.S. In 2004, approximately 1.04 million barrels per day or about 76% of total Venezuelan sour crude oil exports to all eligible U.S. refining customers went into these affiliated facilities. This fraction rises to 83%, when compared with PDVSA’s exports to Designated Customers only.

PDVSA Finance Ltd.	III. Crude Oil Imports -- 6

The following table lists the primary Designated Customers for PDVSA Finance ranked by total barrels of sour crude oil imported into PADDs I, II, III and VI in 2004 and the breakdown of supply for major sour crude oil sources. As the table illustrates, Designated Customers of PDVSA Finance together represented more than 86% of the sour crude oil imports into U.S. PADDs I, II, III and VI in 2004, leaving no other significant customers in these markets for sour crude oil. PDVSA's sour crude oil import market share among these customers is about 25%.

U.S. ELIGIBLE CUSTOMER IMPORT SUMMARY (1) - PADDs I, II, III and VI
	Sour Imports (MB/D)					2004 (MB/D)
	2004%	2004	2003	2002	2001	PDVSA	Mexico	Middle East	Canada	Other

ExxonMobil (3)	17.0%	1006	870	761	886	89	379	400	1	137
Valero (5)	10.5%	618	601	416	479	94	169	313	10	32
Equiva Trading International LLC (4)	9.1%	538	645	609	635	6	4	498	0	31
ConocoPhillips(6)	8.6%	508	467			209	104	100	86	10
Marathon Ashland	6.7%	399	374	361	378	3	90	243	53	9
CITGO	6.3%	373	380	355	386	330	0	15	0	27
ChevronTexaco (7)	5.3%	313	331	363	368	15	260	25	0	13
Flint Hills (8)	5.1%	299	307	271	311	3	0	32	219	46
BP	4.9%	292	334	259	307	1	42	119	99	31
Hovensa LLC (9)	4.6%	270	256	179	186	263	0	0	0	7
Lyondell CITGO	4.4%	261	251	244	241	242	0	4	0	16
PDV Midwest	2.3%	138	146	65	75	0	0	0	138	0
Murphy Oil	0.5%	30	63	101	127	2	0	3	21	5
Hunt Refining	0.5%	30	29	24	27	0	15	15	0	0
Ergon Refining	0.3%	18	16	18	19	0	0	0	0	18
NCRA	0.1%	6	7	3	6	0	0	0	6	0
Sinclair	0.0%	0	0	-	4	0	0	0	0	0
Fina Oil & Chem	0.0%		30	-	3
Farmland Industries (Coffeyville Resources)	0.0%		2	16	25
Total Designated Customers	86.4%	5099	5,110	4,471	4,808	1,257	1,063	1,765	635	379

Premcor	5.0%	298	233	245	215	24	180	50	0	44
United Refining	1.0%	58	62	58	61	0	0	0	58	0
Shell	0.6%	34	272	295	188	0	25	0	0	9
Lion	0.4%	24	26	34	34	0	0	24	0	0
Other	6.7%	393	86	134	280	96	144	72	13	68
TOTAL ELIGIBLE CUSTOMERS	100.0%	5,905	5,822	5,358	5,712	1,376	1,411	1,912	705	501

(1) Due to rounding, the sum of 2004 imports for a particular customer may not equal the sum of the sources
(2) Refineries in bold are PDVSA affiliates or joint venture partners.
(3) ExxonMobil is the combined Exxon & Mobil
(4) Equiva Trading International LLC is a trading company which operates for the benefit of Shell Oil Company and Motiva Enterprises (owned by Shell Oil Company and Saudi Refining Inc.)
(5) Valero is the combined Valero, Ultramar, and Diamond Shamrock
(6) ConocoPhillips is the combined Conoco and Phillips
(7) ChevronTexaco is the combined Chevron & Texaco
(8) Flint Hills was formerly Koch
(9) Hovensa LLC (formerly Amerada Hess) is located in St. Croix, USVI which is considered PADD VI.

PDVSA Finance Ltd.	III. Crude Oil Imports -- 7

STRUCTURAL IMPEDIMENTS TO INCREASE OR DIVERT CRUDE VOLUMES

PDVSA's equity ownership of more than 1,000,000 B/D of refining capacity in the U.S. and the USVI, its substantial import market share among existing third party refineries capable of processing Venezuelan type crude oil, and the discounts that would be needed to increase market share in existing complex refineries or through additions of new capacity effectively limit the possibility of a major shift by PDVSA away from supplying its Designated Customers. If PDVSA were to attempt such a shift, the resulting competition for the sale of heavy crude oil could result in a downward spiral of retaliatory price discounting, leading to even greater reductions in crude oil prices and total revenues.

Further market penetration by PDVSA is also constrained by logistical advantages of Canadian crude oil in the Midwest region, the various producer/refiner joint venture relationships in the U.S. East and Gulf Coast regions and the limited sour crude oil processing capacity in the United States.

FACTORS FURTHER LIMITING MARKET PENETRATION BY PDVSA

Refinery Complexity Requirement: The heavy sour crude oil that dominates PDVSA's production requires refineries with relatively high Nelson complexity factors to most efficiently produce higher value refined petroleum products. The Nelson complexity factor is determined by multiplying all reported unit capacities by their complexity factor and dividing by crude oil distillation capacity. A basic topping refinery, which essentially separates crude oil into its boiling point fractions, has a complexity factor of 1.0. A refinery with asphalt capacity, which typically includes a vacuum distillation unit, has a complexity factor of 1.1 to 3.0. A hydroskimming refinery, which is usually a topping refinery with a catalytic reformer to upgrade the naphtha, has a typical complexity of 4 to 6. A cracking refinery which includes a Fluid Catalytic Cracker (FCCU) and/or a Hydrocracker to upgrade gas oil into gasoline and distillates typically has a complexity factor range of 5 to 10. A coking refinery typically has a complexity factor of 7 to 12 and includes a delayed coker, which allows full conversion of the crude oil barrel to higher value refined products.

Venezuelan crude oil is typically processed in coking refineries to realize the full value of the crude oil barrel. Refiners without coking capacity generally cannot typically process Venezuelan crude oil economically, except with specialty asphalt operations.

High Level of Sour Crude Oil Capacity Utilization of Existing Refineries: Approximately 93% of the 8.0 million barrels per day of sour crude oil capacity in PADDs I, II, and Ill was utilized in 2004 (Table A2), slightly higher than the 92% utilization seen in 2003 (Table A3). On an industry wide basis, 95% utilization capacity is near the upper limit of sustainable levels when required downtime is considered. Tables A2, A3, and A4 in the appendix show refinery design capacities and runs by type of crude for 2004, 2003 and 2002, respectively.

PDVSA Finance Ltd.	III. Crude Oil Imports -- 8

Total available sour crude capacity in PADDs I, II, and III is the net refining capacity for processing sour crudes in these markets after excluding:

•	Certain refineries capable of processing sour crude oil which instead chose to process light sweet North Sea or African crude oil

•	Inland refineries not capable of receiving foreign imports

•	Asphalt refineries where operating rate is seasonal

It is noted that two refineries in PADD Ill capable of processing sour crude oil signed long term crude oil supply contracts in 2003 with Pemex and have started-up heavy upgrading units in the last few years. These refineries are ChevronTexaco Pascagoula, MS and Valero Texas City, TX. In the last 6 years, several heavy-upgrading projects have been completed which include the Premcor Port Arthur, TX refinery; the ExxonMobil Baytown, TX refinery; the ConocoPhillips Sweeny, TX refinery; and the MarathonAshland Garyville, LA refinery.

In 2004, there was approximately 674 MBPD of under-utilized sour crude capacity, equivalent to roughly 8% of total sour capacity. Of the roughly 8.0 million barrels per day of sour crude oil refining capacity in PADDs I, II, and Ill (Table A2), PDVSA supplied refineries having a crude oil capacity of 7.4 million barrels per day, or 91% of the total capacity. However, 1.8 million barrels of sour crude refining capacity is located in PADD II, where Canadian crude oil is geographically and, therefore, economically advantaged. Therefore, PDVSA's effective sour crude oil refining capacity market penetration in PADDs I and III is about 93%. This includes refineries where PDVSA has structural arrangements via its wholly owned US affiliate CITGO as well as joint venture arrangements such as Lyondell-CITGO, ConocoPhillips Sweeny, and the PDVSA ExxonMobil refinery in Chalmette, LA.

UNDERUTILIZED SOUR CRUDE CAPACITY (MB/D)
	2004	2003	2002	2001
U.S. East Coast	122	189	46	80
U.S. Midwest	0	48	69	93
U.S. Gulf Coast	552	417	452	257
Total Underutilized Sour Capacity	674	655	567	430

Total Sour Capacity	7,973	7,883	7,887	7,766
% Underutilized	8%	8%	7%	6%

PDVSA Finance Ltd.	III. Crude Oil Imports -- 9

Capital Costs Required to Increase Refinery Complexity: To modify or construct facilities to process incremental quantities of Venezuelan sour crude oil, refiners would require an economic incentive to provide adequate return on capital investment, most likely in the form of long-term price discounts to current market pricing. Discounts in the magnitude of 50¢ to $1.00 per barrel would be required to provide economic returns sufficient to encourage refiners to construct or modify existing refining facilities to enable them to process heavy crude oil to light refined petroleum products. The resulting competition for the sale of heavy crude oil due to retaliatory discounting by Canada, Mexico and the Middle East could result in a downward price spiral resulting in a significant reduction in crude oil prices and total revenues from crude oil sales for producing countries. Producers have avoided this in the past by pursuing long-term contracts, joint ventures or acquisitions to place heavy sour crude oil production. This strategy is expected to continue in the future.

Strategic Affiliations of Competing Producers: Other competing producers are tying up refining capacity in these markets that might otherwise be available to process Venezuelan crude oil. The impact of known producer/refiner affiliations can be seen in the concentration of supply. For example, Saudi Arabia imported 1,228 MB/D of sour crude oil to PADDS I, II and III in 2004, a significant portion of which was processed by former Saudi Aramco partners ChevronTexaco, ExxonMobil and Saudi Aramco’s U.S. affiliate Motiva. In addition, PEMEX, Mexico’s national oil company, exported 1,345 MB/D of sour crude to these markets in 2004, a large portion of which was processed via commercial arrangements including its refinery joint venture with Shell Oil Company as well as long-term supply contracts with Premcor to supply 200 MBPD to its Port Arthur refinery and ExxonMobil to supply 65 MBPD to its Baytown refinery. These long-term commitments of customers to competing supplies limit expansion potential for PDVSA.

Venezuelan Extra Heavy Oil Projects: PDVSA is currently involved in four extra heavy oil production and upgrading projects in Venezuela's Orinoco Oil Belt. The Orinoco Belt projects produce synthetic crude, which is essentially upgraded or processed Orinoco Belt crude oil and which is suitable for further processing in traditional refineries. These projects impact the market for PDVSA's traditional production and imports into the United States to the extent they include partner refineries which could otherwise be outlets for traditional PDVSA heavy sour crude oil production. The affected refineries include the above-mentioned PDVSA ExxonMobil Chalmette refinery and the ConocoPhillips Lake Charles refinery. Conversely, the Orinoco Belt synthetic crudes could create some additional opportunity for PDVSA, which has a direct interest in each of the Orinoco Belt projects, to market a wider range of crude oils in the US markets as evident by the sale of sweet Sincor syncrude to Valero.

The Junin (previously Zuata) project, which is one of four projects to be completed to date, can supply 60 MBPD of 23° API crude oil to the ConocoPhillips Lake Charles refinery in addition to supplying 40 MBPD of syncrude to the Cardon refinery in Venezuela. The Junin project has been in operation since 2000.

The second project, Carabobo (previously Cerro Negro), came on-stream in August 2001 and is producing a 16° API syncrude that is being processed at the Chalmette refinery, which is now a 50/50 joint venture between PDVSA and ExxonMobil.

The third project, Sincor, came on-stream in early 2002 and produces a very sweet, bottomless syncrude stream. Sincor presently has a supply agreement with Valero to provide 45 MBPD of syncrude to the Valero refinery in Three Rivers, Texas and the Alon Big Springs, TX refinery. Because of its properties, synthetic crude produced from Sincor will not be extensively marketed to refineries capable of processing heavy sour crude oil.

Finally, the Ayacucho (previously Hamaca) project produces a 26° API crude oil and the project started-up in 2004. The Ayacucho project markets the synthetic crude on the USGC and to our knowledge does not have any supply arrangements at this time.

PDVSA Finance Ltd.	IV. Refined Petroleum Products -- 10

IV. REFINED PETROLEUM PRODUCTS

Venezuelan product exports to the U.S. were severely impacted by the shutdown of much of Venezuela’s oil refining capacity from December 2002 to February 2003 due to the national strike. Product imports to the U.S. recovered in April 2003 and have since been maintained. The following table shows U.S. imports of Venezuelan product from September 2003 to December 2004 from U.S. Customs Service data.

Summary import data for refined petroleum products to PADD’s I-III in 2004 and 2003 are shown in the table below. Product imports from the U.S. Virgin Islands are not viewed as an independent source of foreign supply due to the fact that all such imports are from the Hovensa LLC St. Croix refinery and go primarily into the Amerada Hess and CITGO U.S. marketing operations, and this flow of products is unlikely to change or be severed. PDVSA has a 50% interest in the Hovensa St. Croix refinery. Therefore, the imports of refined petroleum products from the U.S. Virgin Islands are indirectly tied to PDVSA due to the crude oil supply arrangement and PDVSA's equity position in the refinery.

U.S. REFINED PRODUCTS IMPORTS
(MB/D)
	2004					2003
Source	PADD I	PADD II	PADD III	Total	%	PADD I	PADD II	PADD III	Total	%
PDVSA	159	-	43	203	10%	119	-	18	136	8%
Virgin Islands	284	-	10	293	14%	278	-	3	281	16%
Canada	295	15	2	311	15%	315	13	5	334	19%
Europe	453	-	146	598	28%	308	0	111	420	23%
Middle East	32	-	19	51	2%	19	-	12	31	2%
Other Western	403	-	219	622	30%	352	-	104	456	25%
Far East	15	-	12	27	1%	95	-	44	138	8%
Total	1,641	15	450	2,106		1,487	14	296	1,797

PDVSA's U.S. Virgin Islands affiliation reinforces PDVSA's position as the largest single supplier of refined petroleum products imports to PADDs I, II, and III, and particularly to PADDs I and III.

Transportation costs to the U.S. generally provide PDVSA with an advantage over European-sourced refined petroleum products. However, the U.S. still remains the highest valued alternative market for surplus European gasoline production. Conversely, other products which are not in surplus to European regional demand, such as jet kerosene, are disadvantaged for PDVSA, due to freight costs and travel time differences to European markets for Venezuelan sourced products.

PDVSA Finance Ltd.	IV. Refined Petroleum Products -- 11

Both directly and through its affiliates (not including Hovensa), PDVSA supplied about 11% of the refined petroleum products purchased by the companies that imported into the U.S. East Coast (PADD I) in 2004, slightly higher than its 2003 market share. In addition, Hovensa supplied about 17% of refined product imports to PADD I in 2004, a slight decrease versus its 2003 share of 19%. Tables A5 and A6 provide more detail on refined product imports by importer for years 2004 and 2003 respectively.

In summary, given the commodity nature of refined products, there is no realistic opportunity (without significant discounting) for PDVSA to substitute large quantities of its U.S. refined product purchasers with alternative purchasers, due to PDVSA's current broad penetration of the market.

PDVSA Finance Ltd.	V. Appendix -- 12

V. APPENDIX

Detailed tables of the information summarized in the text of this report are included as an appendix to this report.

TABLE A1
SOUR CRUDE OIL IMPORTS BY SOURCE
(Heavy indicates less than 30 API; Sour is greater than 0.7% sulfur by weight)
	PADD I			PADD II			PADD III			TOTAL PADD I-III
	Light Sour	Heavy Sour	TOTAL PADD I	Light Sour	Heavy Sour	TOTAL PADD II	Light Sour	Heavy Sour	TOTAL PADD III	Light Sour	Heavy Sour	GRAND TOTAL

2000 - BPD
Mexico	0	34,380	34,380	14,740	26,746	41,486	347,672	723,978	1,071,650	362,413	785,104	1,147,516
PDVSA	3,932	164,413	168,344	8,347	47,634	55,981	110,112	747,902	858,014	122,391	959,948	1,082,339
Canada	10,710	52,825	63,536	224,568	513,038	737,607	15,669	0	15,669	250,948	565,863	816,811
Mid East	141,656	36,464	178,120	242,085	22,530	264,615	1,400,653	302,090	1,702,743	1,784,393	361,085	2,145,478
Other	4,246	20,052	24,298	2,784	4,814	7,598	19,041	72,093	91,134	26,071	96,959	123,030

TOTAL	160,544	308,134	468,678	492,525	614,762	1,107,287	1,893,148	1,846,063	3,739,210	2,546,216	2,768,959	5,315,175

2001 - BPD
Mexico	0	37,814	37,814	15,614	1,433	17,047	225,586	960,367	1,185,953	241,200	999,614	1,240,814
PDVSA	0	135,600	135,600	1,334	42,170	43,504	43,893	966,359	1,010,252	45,227	1,144,129	1,189,356
Canada	10,641	50,975	61,616	177,466	504,959	682,425	0	0	0	188,107	555,934	744,041
Mid East	181,682	29,934	211,616	263,359	15,068	278,427	1,584,907	229,019	1,813,926	2,029,948	274,022	2,303,970
Other	2,370	29,849	32,219	4,093	10,710	14,803	23,688	94,540	118,227	30,151	135,099	165,249

TOTAL	194,693	284,173	478,866	461,866	574,340	1,036,205	1,878,074	2,250,285	4,128,359	2,534,633	3,108,797	5,643,430

2002 - BPD
Mexico	1,433	45,367	46,800	2,753	6,811	9,564	246,263	1,126,233	1,372,496	250,449	1,178,411	1,428,860
PDVSA	17,337	73,855	91,192	14,912	12,682	27,595	131,803	823,211	955,014	164,052	909,748	1,073,800
Canada	57,019	26,729	83,748	111,586	519,707	631,293	1,444	0	1,444	170,049	546,436	716,485
Mid East	170,482	46,910	217,392	244,699	523	245,222	1,243,923	187,005	1,430,929	1,659,104	234,438	1,893,542
Other	51,200	41,170	92,370	8,833	17,641	26,474	74,978	136,559	211,537	135,011	195,370	330,381

TOTAL	297,471	234,030	531,501	382,784	557,364	940,148	1,698,411	2,273,008	3,971,419	2,378,666	3,064,403	5,443,068

2003 - BPD
Mexico	0	50,526	50,526	833	0	833	121,830	1,286,123	1,407,953	122,663	1,336,649	1,459,312
PDVSA	7,178	69,636	76,814	11,559	3,501	15,060	122,463	819,493	941,956	141,200	892,630	1,033,830
Canada	15,063	64,786	79,849	17,844	629,512	647,356	4,422	1,258	5,679	37,329	695,556	732,885
Mid East	180,658	43,921	224,578	212,145	2,255	214,400	1,254,479	316,800	1,571,279	1,647,282	362,975	2,010,258
Other	20,447	36,732	57,178	6,184	1,614	7,797	112,575	125,447	238,022	139,205	163,792	302,997

TOTAL	223,345	265,600	488,945	248,564	636,882	885,447	1,615,770	2,549,121	4,164,890	2,087,679	3,451,603	5,539,282

2004 - BPD
Mexico	0	42,038	42,038	0	6,648	6,648	131,508	1,164,661	1,296,169	131,508	1,213,347	1,344,855
PDVSA	0	115,295	115,295	11,489	2,951	14,440	149,230	910,648	1,059,877	160,719	1,028,893	1,189,612
Canada	10,423	62,768	73,191	32,298	598,467	630,765	893	0	893	43,615	661,235	704,850
Mid East	145,407	28,609	174,016	238,760	650	239,410	1,225,279	271,590	1,496,869	1,609,445	300,850	1,910,295
Other	29,432	64,607	94,038	404	5,694	6,098	80,153	227,306	307,459	109,989	297,607	407,596

TOTAL	185,262	313,317	498,579	282,951	614,410	897,361	1,587,063	2,574,205	4,161,268	2,055,276	3,501,932	5,557,208

PDVSA Finance Ltd.	V. Appendix -- 13

TABLE A2
2004 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Light Sour	Heavy Sour	Total

ChevronTexaco,Perth Amboy,NJ		80	-	80	80	-	-	0	0	-	-	48	48	-	-	48	48	0%	60%	60%
CITGO,Savannah,GA	A	28	-	28	28	-	-	-	-	-	-	26	26	-	-	26	26	0%	93%	93%
CITGO,Thorofare,NJ		80	-	80	80	-	-	-	-	-	-	52	52	-	-	52	52	0%	66%	66%
Coastal Eagle Point (El Paso),Westville,NJ		150	-	-	-	-	-	1	1	-	-	2	2	-	-	3	3	0%	0%	0%
ConocoPhillips,Linden,NJ		250	50	-	50	-	-	-	-	-	-	9	9	-	-	9	9	0%	0%	18%
ConocoPhillips,Marcus Hook,PA		185	-	-	-	-	-	-	-	-	-	3	3	-	-	3	3	0%	0%	0%
Giant Refining Co.,Yorktown,VA		59	-	30	30	-	-	-	-	-	-	23	23	-	-	23	23	0%	77%	77%
Premcor,Delaware City,DE		175	53	122	175	-	-	75	75	-	-	84	84	-	-	158	158	141%	68%	90%
Petrowax,Smethport,PA		-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Sunoco Inc.,Philadelphia-Girard Pt.,PA	NS	330	-	-	-	-	-	-	-	-	-	9	9	-	-	9	9	0%	0%	0%
Sunoco Inc.,Marcus Hook,PA	NS	175	-	-	-	-	-	2	2	-	-	2	2	-	-	4	4	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	-	1	-	1	-	34	-	34	-	35	-	35	3%	136%	74%
Valero Energy Corp.,Paulsboro,NJ		168	158	10	168	-	-	104	104	-	-	24	24	-	-	128	128	66%	241%	76%
Young Refining (Closed 7/04),Douglasville,GA	A	6	-	6	6	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%

TOTAL PADD I		1,719	283	347	630	-	1	182	182	-	34	256	290	-	35	438	472	65%	84%	75%

BP,Whiting,IN		410	140	140	280	147	3	4	154	-	84	1	85	147	87	5	239	110%	61%	85%
BP,Toledo,OH		152	-	-	-	-	-	1	1	-	50	0	51	-	50	2	52	0%	0%	0%
CITGO,Lemont,IL		159	59	100	159	10	61	11	82	-	78	-	78	10	139	11	160	140%	78%	101%
Coffeyville Resources,Coffeyville,KS		110	25	-	25	35	-	8	43	-	-	15	15	35	-	23	58	170%	0%	230%
ConocoPhillips,Wood River,IL		286	200	50	250	150	0	60	211	-	83	-	83	150	84	60	294	105%	167%	118%
ConocoPhillips,Ponca City,OK		194	55	-	55	80	-	4	84	-	3	4	7	80	3	9	91	153%	0%	166%
Exxon Mobil,Joliet,IL		238	70	168	238	(0)	38	4	42	-	176	-	176	(0)	214	4	218	60%	105%	92%
Flint Hills Resources,Rosemount,MN		271	-	271	271	-	-	8	8	-	221	1	222	-	221	9	230	0%	82%	85%
Frontier Oil & Ref.,El Dorado,KS		110	80	10	90	84	-	1	85	-	-	-	-	84	-	1	85	107%	0%	95%
Marathon Ashland,Robinson,IL		192	50	-	50	-	1	32	33	-	1	7	7	-	2	39	41	67%	0%	81%
Marathon Ashland,Catlettsburg,KY		222	197	5	202	119	0	89	208	-	3	-	3	119	3	89	211	106%	59%	105%
Marathon Ashland,St. Paul Park,MN		70	-	10	10	-	4	-	4	-	14	-	14	-	18	-	18	0%	139%	181%
Marathon Ashland,Canton,OH		73	20	5	25	-	-	31	31	-	6	-	6	-	6	31	37	153%	121%	147%
Murphy Oil,Superior,WI		33	-	7	7	-	11	-	11	-	11	-	11	-	23	-	23	0%	161%	324%
NCRA,McPherson,KS		79	29	-	29	35	-	1	36	-	6	-	6	35	6	1	42	128%	0%	148%
Sinclair Oil,Tulsa,OK		70	15	-	15	10	-	2	12	-	0	-	0	10	0	2	12	77%	0%	78%
Sunoco Inc.,Toledo,OH		140	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Sunoco Inc.,Tulsa,OK		85	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Tesoro West Coast,Mandan,ND		58	-	-	-	-	3	-	3	-	-	-	-	-	3	-	3	0%	0%	0%
Valero Energy Corp.,Ardmore,OK		85	45	-	45	36	-	19	55	-	-	-	-	36	-	19	55	122%	0%	122%

TOTAL PADD II		3,037	984	766	1,750	706	122	276	1,104	-	737	28	765	706	859	304	1,869	112%	100%	107%

Notes:	A	Asphalt plant, not included in capacity calculations
	NS	North Sea sweet

PDVSA Finance Ltd.	V. Appendix -- 14

TABLE A2 (Continued)
2004 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Light Sour	Heavy Sour	Total

Alon USA,Big Spring,TX		62	62	-	62	54	-	-	54	-	-	-	-	54	-	-	54	87%	0%	87%
Atofina Petrochemicals, Inc.,Port Arthur,TX		60	30	-	30	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Berry Petroleum Co.,Stevens (Closed 1999),AR		-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
BP,Texas City,TX		447	102	140	242	80	-	106	186	10	1	78	89	90	1	184	275	182%	64%	114%
ChevronTexaco,Pascagoula,MS		325	160	165	325	0	-	19	19	-	-	263	263	0	-	282	282	12%	159%	87%
CITGO,Lake Charles,LA		338	30	218	248	52	-	24	76	-	-	153	153	52	-	177	229	253%	70%	92%
CITGO,Corpus Christi,TX		156	56	100	156	-	-	9	9	-	-	115	115	-	-	124	124	16%	115%	80%
Coastal Ref. & Mkt.,Mobile Bay,AL		20	-	20	20	-	-	-	-	-	-	2	2	-	-	2	2	0%	9%	9%
ConocoPhillips,Belle Chasse,LA		250	-	-	-	-	-	-	-	-	-	14	14	-	-	14	14	0%	0%	0%
ConocoPhillips,Lake Charles/Westlake,LA		255	60	145	205	21	-	2	23	-	-	166	166	21	-	168	188	38%	114%	92%
ConocoPhillips,Sweeny,TX		217	17	150	167	-	-	12	12	-	-	154	154	-	-	166	166	69%	103%	99%
ConocoPhillips,Borger,TX		146	136	-	136	113	-	32	144	-	-	-	-	113	-	32	144	106%	0%	106%
Cross Oil,Smackover,AR		7	-	7	7	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Crown Central,Houston,TX		100	20	-	20	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Ergon Refining,Vicksburg,MS		23	-	23	23	-	-	-	-	-	-	18	18	-	-	18	18	0%	78%	78%
Exxon Mobil,Baton Rouge,LA		494	185	109	294	105	-	178	282	-	-	36	36	105	-	214	318	153%	33%	108%
Exxon Mobil,Chalmette,LA		183	-	80	80	29	-	0	29	-	-	76	76	29	-	76	104	0%	95%	131%
Exxon Mobil,Baytown,TX		557	357	200	557	3	1	306	310	16	-	184	200	19	1	491	511	87%	100%	92%
Exxon Mobil,Beaumont,TX		349	179	90	269	0	-	190	190	-	-	106	106	0	-	296	296	106%	118%	110%
Flint Hills Resources,Corpus Christi,TX		279	80	84	164	-	-	62	62	-	-	16	16	-	-	77	77	77%	19%	47%
Hunt Refining Co.,Tuscaloosa,AL		43	-	43	43	-	-	1	1	12	-	29	41	12	-	30	42	0%	95%	98%
LaGloria Oil & Gas,Tyler,TX		60	12	-	12	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Lion Oil Co.,El Dorado,AR		68	60	8	68	27	-	24	51	5	-	-	5	32	-	24	56	85%	63%	83%
Lyondell-CITGO,Houston,TX		269	-	269	269	-	-	4	4	-	-	258	258	-	-	261	261	0%	96%	97%
Marathon Ashland,Garyville,LA		232	182	50	232	53	-	75	128	-	-	109	109	53	-	183	236	70%	217%	102%
Motiva Enterprises LLC,Norco,LA		242	26	16	42	-	-	5	5	-	-	1	1	-	-	6	6	18%	7%	14%
Motiva Enterprises LLC,Convent,LA		235	225	10	235	(0)	-	225	225	-	-	-	-	(0)	-	225	225	100%	0%	96%
Motiva Enterprises LLC,Port Arthur,TX		270	160	110	270	3	-	258	261	-	-	1	1	3	-	259	262	163%	1%	97%
Murphy Oil,Meraux,LA		125	120	-	120	18	-	9	27	-	-	-	-	18	-	9	27	23%	0%	23%
Navajo Refining,Artesia,NM	I	75	75	-	75	71	-	-	71	-	-	-	-	71	-	-	71	95%	0%	95%
Premcor Refining Group,Port Arthur,TX		255	77	168	245	-	-	3	3	-	-	209	209	-	-	212	212	4%	124%	87%
Shell Deer Park Refining,Deer Park,TX		334	109	210	319	2	-	31	33	-	-	261	261	2	-	292	294	30%	124%	92%
Southland Oil,Lumberton,MS		6	-	6	6	-	-	-	-	2	-	-	2	2	-	-	2	0%	34%	34%
Southland Oil,Sandersville,MS		11	-	11	11	-	-	-	-	4	-	-	4	4	-	-	4	0%	40%	40%
Total SA,Port Arthur,TX		179	129	-	129	26	-	33	58	-	-	6	6	26	-	39	64	45%	0%	50%
Trigeant Ltd.,Corpus Christi,TX		30	-	30	30	-	-	-	-	-	-	16	16	-	-	16	16	0%	55%	55%
Valero Energy Corp.,Krotz Springs,LA		80	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Valero Energy Corp.,Sunray/McKee,TX		160	50	-	50	29	-	-	29	-	-	-	-	29	-	-	29	58%	0%	58%
Valero Energy Corp.,Three Rivers,TX		97	-	-	-	-	-	10	10	-	-	-	-	-	-	10	10	0%	0%	0%
Valero Energy Corp.,Houston,TX		90	65	-	65	14	-	48	62	-	-	-	-	14	-	48	62	95%	0%	95%
Valero Energy Corp.,Texas City,TX		210	165	45	210	0	-	113	113	-	-	87	87	0	-	200	200	69%	193%	95%
Valero Energy Corp.,Corpus Christi,TX		140	100	25	125	-	-	75	75	-	-	49	49	-	-	124	124	75%	196%	99%
Valero Energy Corp.,St. Charles (Norco),LA		157	-	157	157	-	-	-	-	-	-	128	128	-	-	128	128	0%	82%	82%
Western Refining,El Paso,TX	I	107	21	-	21	30	-	-	30	-	-	-	-	30	-	-	30	143%	0%	143%

TOTAL PADD III		7,559	2,952	2,641	5,594	628	1	1,852	2,480	44	1	2,517	2,562	671	2	4,369	5,042	84%	97%	90%

TOTAL PADDs I - III		12,315	4,219	3,754	7,973	1,334	124	2,309	3,766	44	772	2,801	3,617	1,377	896	5,110	7,383	89%	96%	93%

Notes:	A	Asphalt plant, not included in capacity calculations
	I	Inland refinery, not included in capacity calculations
	S	Sweet crude runs, not included in capacity calculations

PDVSA Finance Ltd.	V. Appendix -- 15

TABLE A3
2003 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Light Sour	Heavy Sour	Total

Chevron,Perth Amboy,NJ	A	80	-	80	80	-	-	-	-	-	-	45	45	-	-	45	45	0%	56%	56%
Citgo,Savannah,GA		28	-	28	28	-	-	-	-	-	-	21	21	-	-	21	21	0%	74%	74%
Citgo,Thorofare,NJ		80	-	80	80	-	-	-	-	-	-	41	41	-	-	41	41	0%	51%	51%
Coastal Eagle Pt,Westville,NJ		150	-	-	-	-	-	3	3	-	-	4	4	-	-	7	7	0%	0%	0%
ConocoPhillips,Linden,NJ		285	60	-	60	-	-	1	1	-	-	7	7	-	-	8	8	2%	0%	13%
ConocoPhillips,Marcus Hook,PA		180	-	-	-	-	-	2	2	-	-	6	6	-	-	8	8	0%	0%	0%
Giant ,Yorktown,VA		59	-	30	30	-	-	-	-	-	-	17	17	-	-	17	17	0%	58%	58%
Motiva (Star),Delaware City,DE		175	53	122	175	-	-	93	93	-	-	66	66	-	-	159	159	175%	54%	91%
Sunoco,Philadelphia - Girard Pt,PA	NS	330	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Sunoco,Marcus Hook,PA	NS	175	-	-	-	-	-	-	-	-	-	3	3	-	-	3	3	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	-	10	-	10	-	36	-	36	-	45	-	45	44%	144%	97%
Valero,Paulsboro,NJ	A	166	156	10	166	-	-	120	120	-	-	2	2	-	-	122	122	77%	20%	73%
Young Refining,Douglasville,GA		6	-	6	6	-	-	-	-	-	-	-	-

TOTAL PADD I		1,781	291	381	672	-	10	218	228	-	36	213	249	-	45	431	476	78%	65%	71%

BP Amoco,Whiting,IN		410	140	140	280	149	2	6	157	1	84	0	85	150	85	6	242	112%	61%	86%
BP Amoco,Toledo,OH		152	-	-	-	-	-	3	3	-	51	4	55	-	51	7	58	0%	0%	0%
Citgo,Lemont,IL		159	59	100	159	19	48	11	79	-	81	2	83	19	130	13	162	135%	83%	102%
ConocoPhillips,Wood River,IL		286	200	50	250	134	-	52	187	-	59	-	59	134	59	52	246	93%	119%	98%
ConocoPhillips,Ponca City,OK		190	55	-	55	80	-	-	80	-	2	-	2	80	2	-	82	145%	0%	149%
Exxon Mobil,Joliet,IL		238	70	168	238	22	30	-	52	-	162	-	162	22	191	-	213	74%	96%	90%
Farmland ,Coffeyville,KS		110	25	-	25	35	-	2	37	-	-	-	-	35	-	2	37	146%	0%	146%
Flint Hills Resources (Koch),Rosemount,MN		290	-	290	290	-	11	2	13	-	226	-	226	-	237	2	238	0%	78%	82%
Frontier Oil & Ref.,El Dorado,KS		110	80	10	90	81	-	1	82	-	-	-	-	81	-	1	82	102%	0%	91%
Marathon Ashland,Robinson,IL		192	50	-	50	10	0	36	46	-	3	2	5	10	3	38	51	93%	0%	102%
Marathon Ashland,Detroit,MI		74	10	24	34	5	11	1	16	-	22	-	22	5	33	1	39	165%	93%	114%
Marathon Ashland ,Catlettsburg,KY		222	197	5	202	114	-	80	194	-	1	-	1	114	1	80	195	98%	18%	96%
Marathon Ashland ,St. Paul Park,MN		70	-	10	10	-	0	8	8	-	14	-	14	-	15	8	23	0%	144%	226%
Marathon Ashland ,Canton,OH		73	20	5	25	-	1	34	34	-	3	0	3	-	4	34	38	172%	67%	151%
Murphy ,Superior,WI		33	-	7	7	-	10	-	10	-	13	-	13	-	23	-	23	0%	180%	325%
NCRA,McPherson,KS		79	29	-	29	30	-	-	30	-	7	-	7	30	7	-	37	105%	0%	130%
Premcor USA,Hartford,IL		68	33	25	58	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Premcor USA,Blue Island,IL		76	25	-	25	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Premcor USA,Lima,OH		165	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Premcor USA,Memphis,TN		190	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Sinclair ,Tulsa,OK		50	10	-	10	10	-	-	10	-	0	-	0	10	0	-	10	100%	0%	103%
Sunoco,Toledo,OH		140	-	-	-	-	-	3	3	-	-	-	-	-	-	3	3	0%	0%	0%
Valero (UDS),Ardmore,OK		85	45	-	45	54	-	1	55	-	-	-	-	54	-	1	55	122%	0%	122%

TOTAL PADD II		3,462	1,047	834	1,881	743	113	240	1,096	1	728	8	737	744	841	248	1,833	105%	88%	97%

Notes:	A	Asphalt plant, not included in capacity calculations
	NS	North Sea sweet

PDVSA Finance Ltd.	V. Appendix -- 16

TABLE A3 (Continued)
2003 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Dom.	Canada	Off- shore	Total	Light Sour	Heavy Sour	Total

Alon,Big Spring,MS		61	61	-	61	61	-	-	61	-	-	-	-	61	-	-	61	100%	0%	100%
Atofina (Fina),Port Arthur,TX		179	129	-	129	13	-	35	49	-	-	4	4	13	-	40	53	38%	0%	41%
Berry Petroleum ,Stevens,TX		-	-	-	-	-	-	-	-	6	-	-	6	6	-	-	6	0%	0%	0%
BP Amoco,Texas City,TX	I	437	100	137	237	50	-	51	101	-	-	145	145	50	-	196	246	101%	106%	104%
Chevron,Pascagoula,LA		295	145	150	295	0	-	46	47	-	-	243	243	0	-	289	290	32%	162%	98%
Chevron,El Paso,TX	I	90	18	-	18	20	-	-	20	-	-	-	-	20	-	-	20	111%	0%	111%
Citgo,Lake Charles,AL		337	30	217	247	61	-	46	107	-	-	137	137	61	-	184	244	357%	63%	99%
Citgo,Corpus Christi,LA		157	57	100	157	-	-	39	39	-	-	107	107	-	-	145	145	68%	107%	93%
Coastal,Mobile,LA		20	-	20	20	-	-	-	-	-	-	6	6	-	-	6	6	0%	29%	29%
ConocoPhillips,Belle Chasse,AR		250	-	-	-	-	-	2	2	-	-	19	19	-	-	22	22	0%	0%	0%
ConocoPhillips,Lake Charles/Westlake,TX		255	60	145	205	18	-	11	30	-	1	141	142	18	1	152	172	50%	98%	84%
ConocoPhillips,Sweeny,TX		216	16	150	166	-	-	20	20	-	-	132	132	-	-	152	152	128%	88%	92%
ConocoPhillips,Borger,MS		143	133	-	133	87	-	48	135	-	-	-	-	87	-	48	135	102%	0%	102%
Cross Oil,Smackover,LA		7	-	7	7	-	-	-	-	6	-	-	6	6	-	-	6	0%	86%	86%
Crown,Tyler,TX		60	12	-	12	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Crown ,Houston,TX		100	20	-	20	-	-	-	-	-	-	4	4	-	-	4	4	0%	0%	22%
Ergon Refining,Vicksburg,TX		23	-	23	23	-	-	-	-	-	-	16	16	-	-	16	16	0%	70%	70%
Exxon Mobil,Baton Rouge,AR		492	185	107	292	122	-	150	272	-	-	70	70	122	-	219	342	147%	66%	117%
Exxon Mobil,Chalmette,TX		183	-	80	80	13	-	1	14	-	-	84	84	13	-	85	98	0%	105%	123%
Exxon Mobil,Baytown,TX		523	323	200	523	22	-	237	259	26	-	147	173	48	-	385	433	80%	87%	83%
Exxon Mobil,Beaumont,AR		349	179	90	269	5	-	183	188	-	-	98	98	5	-	281	286	105%	108%	106%
Flint Hills Resources,Corpus Christi,AL		297	82	90	172	-	-	55	55	-	-	26	26	-	-	81	81	67%	29%	47%
Lion ,El Dorado,LA		64	56	8	64	27	-	26	53	5	-	-	5	32	-	26	58	94%	63%	90%
Lyondell ,Houston,NM		269	-	269	269	-	-	16	16	-	-	237	237	-	-	253	253	0%	88%	94%
Marathon Ashland,Garyville,TX		232	182	50	232	76	-	59	134	-	-	102	102	76	-	161	236	74%	204%	102%
Motiva (Shell),Norco,NM		230	25	15	40	5	-	17	22	-	-	3	3	5	-	20	25	87%	18%	61%
Motiva (Star),Convent,TX		230	220	10	230	14	-	199	214	-	-	12	12	14	-	211	225	97%	120%	98%
Motiva (Star),Port Arthur,		245	145	100	245	-	-	255	255	-	-	-	-	-	-	255	255	176%	0%	104%
Murphy ,Meraux,TX		100	95	-	95	10	-	37	47	-	-	-	-	10	-	37	47	50%	0%	50%
Navajo ,Artesia/Lovington,TX		60	60	-	60	56	-	-	56	-	-	-	-	56	-	-	56	93%	0%	93%
Orion,Norco,TX		150	-	150	150	-	-	15	15	-	-	113	113	-	-	128	128	0%	76%	86%
Premcor USA,Port Arthur,LA		247	77	160	237	-	-	19	19	-	-	205	205	-	-	224	224	25%	128%	95%
Shell,Deer Park,TX		334	109	210	319	7	-	15	22	-	-	242	242	7	-	257	263	20%	115%	83%
Southland Oil,Lumberton,LA	A	6	-	6	6	-	-	-	-	1	-	-	1	1	-	-	1	0%	21%	21%
Southland Oil,Sandersville,TX	A	11	-	11	11	-	-	-	-	6	-	-	6	6	-	-	6	0%	50%	50%
Trigeant,Corpus Christi,TX	A	30	-	30	30	-	-	-	-	-	-	18	18	-	-	18	18	0%	59%	59%
Valero,Krotz Springs,TX		78	-	-	-	-	-	-	-	-	-	20	20	-	-	20	20	0%	0%	0%
Valero,Houston,TX		83	65	-	65	-	-	48	48	-	-	2	2	-	-	50	50	74%	0%	76%
Valero,Texas City,TX		210	165	45	210	-	-	142	142	-	-	7	7	-	-	149	149	86%	16%	71%
Valero(UDS),Sunray/McKee,TX		155	50	-	50	30	-	-	30	-	-	-	-	30	-	-	30	60%	0%	60%
Valero (UDS),Three Rivers,TX		97	-	-	-	-	-	1	1	-	-	1	1	-	-	2	2	0%	0%	0%
Valero /Coastal,Corpus Christi,TX		94	64	15	79	-	-	89	89	-	-	62	62	-	-	150	150	138%	410%	190%

TOTAL PADD III		7,199	2,783	2,547	5,330	622	-	1,864	2,485	43	1	2,383	2,428	665	1	4,247	4,913	89%	95%	92%

TOTAL PADDs I - III		12,441	4,121	3,762	7,883	1,365	123	2,322	3,809	44	765	2,604	3,413	1,409	887	4,926	7,222	92%	91%	92%

Notes:	(1) previously Coastal			A	Asphalt plant, not included in capacity calculations
				I	Inland refinery, not included in capacity calculations
				NS	North Sea sweet
				S	Sweet crude runs, not included in capacity calculations

PDVSA Finance Ltd.	V. Appendix -- 17

A4
2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Note	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Light Sour	Heavy Sour	Total

Chevron,Perth Amboy,NJ		80	-	80	80	-	-	-	-	-	-	49	49	-	-	49	49	0%	61%	61%
Citgo,Savannah,GA	A	28	-	28	28	-	-	-	-	-	-	22	22	-	-	22	22	0%	80%	80%
Citgo,Thorofare,NJ	A	80	-	80	80	-	-	-	-	-	-	43	43	-	-	43	43	0%	54%	54%
Conoco Phillips,Linden,NJ	(1)	285	60	-	60	-	-	5	5	-	-	38	38	-	-	43	43	8%	0%	71%
Conoco Phillips,Marcus Hook,PA		180	-	-	-	-	-	7	7	-	-	18	18	-	-	25	25	0%	0%	0%
El Paso,Westville,NJ	(2)	150	-	-	-	-	-	9	9	-	-	5	5	-	-	14	14	0%	0%	0%
Giant,Yorktown,VA	(3)	59	-	30	30	-	-	-	-	-	-	14	14	-	-	14	14	0%	45%	45%
Motiva (Star),Delaware City,DE		152	30	122	152	-	-	93	93	-	-	69	69	-	-	162	162	310%	57%	107%
Sunoco,Philadelphia - Girard Point,PA		330	-	-	-	-	-	-	-	-	-	1	1	-	-	1	1	0%	0%	0%
Sunoco,Marcus Hook,PA		175	-	-	-	-	-	-	-	-	-	3	3	-	-	3	3	0%	0%	0%
United Refining Co.,Warren,PA		67	22	25	47	-	1	-	1	-	33	-	33	-	34	-	34	3%	133%	73%
Valero,Paulsboro,NJ		157	147	10	157	-	-	127	127	-	-	14	14	-	-	140	140	86%	136%	89%
Young Refining,Douglasville,GA	A	6	-	6	6	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%

TOTAL PADD I		1,748	259	381	640	-	1	240	241	-	33	275	309	-	34	516	550	93%	81%	86%

Notes:	A	Asphalt plant, not included in capacity calculation
	(1)	Previously Tosco
	(2)	Previously Coastal, sold to Sunoco in 2003
	(3)	Previously BP Amoco

PDVSA Finance Ltd.	V. Appendix -- 18

TABLE A4 (Continued)
2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Light Sour	Heavy Sour	Total

BP,Whiting,IN		410	140	140	280	177	-	-	177	1	84	12	96	178	84	12	273	126%	69%	98%
BP,Toledo,OH		152	-	-	-	-	-	6	6	-	50	10	61	-	50	16	67	0%	0%	0%
Citgo,Lemont,IL		159	59	100	159	29	18	11	57	-	37	-	37	29	54	11	94	98%	37%	59%
ConocoPhillips,Ponca City,OK		174	55	-	55	90	-	2	92	-	5	9	15	90	5	11	107	167%	0%	194%
ConocoPhillips,Wood River,IL	(1)	286	200	50	250	141	1	60	201	-	62	-	62	141	63	60	263	100%	124%	105%
Exxon Mobil,Joliet,IL		232	70	162	232	10	68	1	79	-	144	-	144	10	212	1	223	113%	89%	96%
Farmland ,Coffeyville,KS		110	25	-	25	20	-	1	21	-	-	15	15	20	-	16	36	84%	0%	145%
Flint Hills Resources,Rosemount,MN	(2)	290	-	290	290	-	1	7	8	-	229	-	229	-	230	7	237	0%	79%	82%
Frontier Oil & Ref.,El Dorado,KS		107	77	10	87	80	-	1	82	-	-	-	-	80	-	1	82	106%	0%	94%
Marathon Ashland,Detroit,MI		74	10	24	34	4	3	4	11	-	26	-	26	4	29	4	37	108%	108%	108%
Marathon Ashland,Robinson,IL		192	50	-	50	10	39	34	83	-	1	13	14	10	41	47	98	167%	0%	196%
Marathon Ashland ,Catlettsburg,KY		222	197	5	202	114	-	92	206	-	-	1	1	114	-	93	207	104%	28%	103%
Marathon Ashland ,Canton,OH		73	20	5	25	-	-	23	23	-	0	0	0	-	0	23	23	114%	6%	93%
Marathon Ashland ,St. Paul Park,MN		70	-	10	10	-	3	-	3	-	12	-	12	-	15	-	15	0%	125%	154%
Murphy ,Superior,WI		33	-	7	7	-	17	-	17	-	7	-	7	-	25	-	25	0%	101%	351%
NCRA,McPherson,KS		76	25	-	25	40	-	-	40	-	3	-	3	40	3	-	43	160%	0%	171%
Premcor USA,Hartford,IL	(3)	68	33	25	58	-	-	7	7	-	2	1	3	-	2	8	10	21%	11%	17%
Premcor USA,Lima,OH		165	-	-	-	-	-	1	1	-	-	-	-	-	-	1	1	0%	0%	0%
Premcor USA,Blue Island,IL	(3)	76	25	-	25	-	-	-	-	-	1	-	1	-	1	-	1	0%	0%	2%
Sinclair ,Tulsa,OK		50	10	-	10	10	-	-	10	8	-	-	8	18	-	-	18	100%	0%	180%
Sun,Toledo,OH		140	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Valero,Ardmore,OK	(4)	84	45	-	45	35	-	18	53	-	-	-	-	35	-	18	53	118%	0%	118%
Williams (Mapco) ,Memphis,TN		140	-	-	-	-	-	-	-	-	-	3	3	-	-	3	3	0%	0%	0%

TOTAL PADD II		3,167	1,016	828	1,843	759	150	269	1,178	9	663	62	734	768	813	330	1,912	116%	89%	104%

Notes:	(1)	Previously Tosco
	(2)	Previously Koch
	(3)	Shutdown in 2002
	(4)	Previously UDS

PDVSA Finance Ltd.	V. Appendix -- 19

TABLE A4 (Continued)
2002 SOUR CRUDE OIL REFINING CAPACITY UTILIZATION
		Crude	Design			Light Sour				Heavy Sour				Total Sour Crude				Total Utilization
Company	Notes	Capacity (MB/CD)	Light Sour	Heavy Sour	Total Sour	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Dom.	Canada	Offshore	Total	Light Sour	Heavy Sour	Total

Alon,Big Spring,TX		61	61	-	61	56	-	1	58	-	-	-	-	56	-	1	58	95%	0%	95%
Atofina,Port Arthur,TX	(1)	179	129	-	129	13	-	-	13	-	-	5	5	13	-	5	18	10%	0%	14%
Berry Petroleum ,Stevens,AR	I	-	-	-	-	-	-	-	-	6	-	-	6	6	-	-	6	0%	0%	0%
BP Amoco,Texas City,TX		437	100	137	237	50	-	21	71	-	-	133	133	50	-	155	205	71%	97%	86%
Chevron,Pascagoula,MS		295	145	150	295	6	-	117	123	-	-	203	203	6	-	320	326	85%	136%	110%
ChevronTexaco,El Paso,TX	I	90	18	-	18	20	-	-	20	-	-	-	-	20	-	-	20	111%	0%	111%
Citgo,Corpus Christi,TX		152	52	100	152	-	-	30	30	-	-	116	116	-	-	146	146	57%	116%	96%
Citgo,Lake Charles,LA		307	30	187	217	58	-	27	85	-	-	123	123	58	-	150	208	283%	66%	96%
Conoco Phillips,Belle Chasse,LA	(2)	255	-	-	-	-	-	1	1	-	-	20	20	-	-	21	21	0%	0%	0%
Conoco Phillips,Lake Charles/Westlake,LA		245	60	135	195	5	-	26	31	-	-	140	140	5	-	166	171	52%	104%	88%
ConocoPhillips,Borger,TX	I	125	115	-	115	95	-	25	120	-	-	3	3	95	-	28	123	105%	0%	107%
ConocoPhillips,Sweeny,TX		215	15	150	165	-	-	5	5	-	-	146	146	-	-	150	150	30%	97%	91%
Cross Oil,Smackover,AR	I	6	-	6	6	-	-	-	-	5	-	0	5	5	-	0	5	0%	90%	90%
Crown,Tyler,TX		60	12	-	12	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Crown ,Houston,TX		100	20	-	20	-	-	-	-	-	-	0	0	-	-	0	0	0%	0%	2%
El Paso,Mobile,AL	(4)	19	-	19	19	-	-	-	-	-	-	7	7	-	-	7	7	0%	36%	36%
Ergon Refining,Vicksburg,MS		23	-	23	23	-	-	-	-	-	-	18	18	-	-	18	18	0%	80%	80%
Exxon Mobil,Baton Rouge,LA		485	185	100	285	146	-	97	243	-	-	83	83	146	-	180	326	131%	83%	114%
Exxon Mobil,Baytown,TX		508	308	200	508	126	-	196	321	19	-	142	161	145	-	337	482	104%	80%	95%
Exxon Mobil,Beaumont,TX		348	178	90	268	4	-	166	170	-	-	103	103	4	-	269	273	95%	114%	102%
Exxon Mobil,Chalmette,LA		190	-	80	80	12	-	-	12	-	-	81	81	12	-	81	93	0%	102%	116%
Flint Hills Resources,Corpus Christi,TX	(3)	297	82	90	172	-	-	31	31	-	-	18	18	-	-	49	49	38%	20%	29%
Hunt,Tuscaloosa,AL		43	-	43	43	-	-	1	1	9	-	28	37	9	-	29	38	0%	85%	88%
Lion ,El Dorado,AR	I	55	47	8	55	16	-	34	50	5	-	-	5	21	-	34	55	106%	63%	100%
Lyondell-CITGO,Houston,TX		269	-	269	269	-	-	12	12	-	-	232	232	-	-	244	244	0%	86%	91%
Marathon Ashland,Garyville,LA		232	182	50	232	89	-	60	149	-	-	86	86	89	-	146	235	82%	172%	101%
Motiva,Convent,LA		230	220	10	230	-	-	204	204	-	-	1	1	-	-	205	205	93%	14%	89%
Motiva,Norco,LA		230	25	15	40	5	-	1	6	-	-	-	-	5	-	1	6	25%	0%	16%
Motiva,Port Arthur,TX		245	145	100	245	-	-	239	239	-	-	1	1	-	-	241	241	165%	1%	98%
Murphy ,Meraux,LA		100	95	-	95	7	-	75	82	-	-	1	1	7	-	77	84	87%	0%	88%
Navajo ,Artesia/Lovington,NM	I, (5)	60	60	-	60	60	-	-	60	-	-	-	-	60	-	-	60	100%	0%	100%
Orion,Norco,		150	-	150	150	6	-	4	10	-	-	117	117	6	-	121	126	0%	78%	84%
Premcor USA,Port Arthur,TX		247	77	160	237	-	-	30	30	-	-	203	203	-	-	233	233	39%	127%	98%
Shell,Deer Park,TX		275	50	210	260	9	-	20	29	-	-	264	264	9	-	284	293	58%	126%	113%
Shell Chemical,St. Rose,LA	S	55	-	-	-	-	-	1	1	-	-	-	-	-	-	1	1	0%	0%	0%
Southland Oil,Lumberton,MS	A	6	-	6	6	-	-	-	-	1	-	-	1	1	-	-	1	0%	24%	24%
Southland Oil,Sandersville,MS	A	11	-	11	11	-	-	-	-	6	-	-	6	6	-	-	6	0%	50%	50%
Trigeant,Corpus Christi,TX	(6)	30	-	30	30	-	-	-	-	-	-	15	15	-	-	15	15	0%	50%	50%
Valero,Corpus Christi,TX	(4)	110	30	75	105	-	-	-	-	-	-	-	-	-	-	-	-	0%	0%	0%
Valero,Sunray/McKee,TX	I, (7)	146	50	-	50	36	-	2	38	-	-	-	-	36	-	2	38	76%	0%	76%
Valero,Corpus Christi,TX		94	64	15	79	-	-	73	73	-	-	46	46	-	-	119	119	113%	307%	150%
Valero,Texas City,TX		165	165	-	165	3	-	128	132	-	-	5	5	3	-	134	137	80%	0%	83%
Valero,Three Rivers,TX		92	-	-	-	-	-	20	20	-	-	-	-	-	-	20	20	0%	0%	0%
Valero ,Houston,TX		115	65	-	65	54	-	29	83	-	-	1	1	54	-	30	84	128%	0%	129%

TOTAL PADD III		7,394	2,785	2,619	5,404	876	-	1,676	2,552	51	-	2,343	2,394	927	-	4,019	4,946	92%	91%	92%

TOTAL PADDs I - III		12,309	4,059	3,827	7,887	1,635	150	2,186	3,971	60	697	2,680	3,437	1,695	847	4,866	7,408	98%	90%	94%

Notes:	(1)	Previously Atofina		A	Asphalt plant, not included in capacity calculations
	(2)	Previously Tosco		I	Inland plant, not included in capacity calculations
	(3)	Previously Koch		S	Sweet crude runs, not included in capacity calculations
	(4)	Previously Coastal
	(5)	Sold in 2003 to Frontier
	(6)	Previously Neste
	(7)	Previously UDS

PDVSA Finance Ltd.	V. Appendix -- 20

TABLE A5
2004 PADD I, PADD II and PADD III Refined Petroleum Products by Importer
(Thousands of Barrels per Days)

		Importing Countries	Diesel	Gasoline	Jet Kero	Resid	Total	Percent
PADD I
	AMERADA HESS CORP	Virgin Islands / Africa	62.3	91.1	13.6	78.5	245.4	15%
	VITOL S A INC	Canada / Europe	19.0	72.5	1.8	82.0	175.4	11%
	CITGO PETRO CORP	Virgin Islands / PDVSA	47.4	68.6	23.4	-	139.4	8%
	BP PRODTS N AMER INC	Europe/ Russia / PDVSA / Canada	1.9	110.8	1.0	23.6	137.2	8%
	IRVING OIL CORP	Canada	19.5	89.9	5.9	-	115.3	7%
	WARREN G E	Europe / Latin America	7.2	80.2	-	-	87.4	5%
	COLONIAL OIL INDUS INC	Latin America / PDVSA / Europe	11.1	44.7	-	28.7	84.5	5%
	MORGAN STANLEY CAPITAL GRP INC	Europe / Latin America	15.4	54.0	0.2	-	69.5	4%
	PHILLIPS 66 CO	Europe/South America	0.8	12.6	-	52.0	65.4	4%
	SHELL US TRADG CO	Latin America / Europe	8.3	47.3	0.8	7.2	63.5	4%
	GLENCORE LTD	Europe / Latin America	5.7	27.8	2.2	19.4	55.1	3%
	WESTPORT PETRO INC	Europe / Latin America/Asia	-	15.4	-	22.9	38.3	2%
	ATLANTIC TRDG & MKTG INC	Europe / Latin America	-	33.0	-	1.3	34.3	2%
	IRVING OIL TRANSP CO	Canada	30.2	1.2	-	-	31.4	2%
	GLOBAL COMPANIES LLC	Canada/PDVSA	22.8	-	-	2.7	25.5	2%
	CHEVRON CORP	Europe / Latin America	-	22.9	-	-	22.9	1%
	COASTAL FUELS MKTG	Latin America / PDVSA	1.8	4.6	-	15.6	22.0	1%
	SEMPRA ENERGY TRADING CORP	Europe / Africa	-	-	-	20.3	20.3	1%
	CARGILL ENERGY	Latin America / Russia / PDVSA	-	2.2	-	17.5	19.7	1%
	PETROBRAS AMERICA INC	Europe / Latin America	-	8.6	-	9.3	18.0	1%
	STATOIL MKTG & TRDG (US) INC	Europe	-	15.9	-	-	15.9	1%
	ULTRAMAR ENERGY INC	Canada	9.9	2.8	1.4	1.6	15.7	1%
	TRAFIGURA AG	Europe / Latin America	-	1.9	-	13.2	15.1	1%
	NOBLE AMERICAS CORP	Latin America / Mid East	-	13.9	-	-	13.9	1%
	AMERICAN AGIP CO INC	Europe / Latin America	-	11.9	-	0.7	12.7	1%
	CHEMOIL CORP	Latin America / Russia / PDVSA	-	-	-	11.1	11.1	1%
	SPRAGUE ENERGY CORP	Canada/PDVSA	7.2	1.6	-	1.9	10.7	1%
	ECOFUEL SPA	PDVSA	-	9.8	-	-	9.8	1%
	NORTHVILLE INDUSTRIES CORP		-	6.7	-	1.9	8.6	1%
	Other		9.2	23.1	0.6	24.1	57.0	3%

	Total PADD I		279.7	874.7	50.9	435.5	1,640.8	100%

PADD II
	WESTERN PETRO CO	Canada	2.0	1.2	1.1	-	4.4	30%
	CENTER OIL CO	Canada	2.8	0.2	-	-	3.0	20%
	TEXPAR ENERGY INC	Canada	-	-	-	1.9	1.9	13%
	WARNER PETRO CORP	Canada	0.5	-	-	1.1	1.6	11%
	FARSTAD OIL INC	Canada	0.8	0.2	-	-	1.0	7%
	EXXONMOBIL CHEM	Canada	-	-	-	0.9	0.9	6%
	BULK TRADG & TRANSP CO	Canada	-	-	-	0.6	0.6	4%
	TRIPLE CLEAN OIL CO	Canada	-	-	-	0.5	0.5	3%
	CASS CITY OIL & GAS CO	Canada	0.3	-	-	-	0.3	2%
	PHILLIPS C OIL CO	Canada	0.2	-	-	-	0.2	2%
	JARON CORP	Canada	-	-	-	0.1	0.1	1%
	HERMAN OIL INC	Canada	0.1	0.0	-	-	0.1	1%
	Other		0.1	0.0	-	0.1	0.2	1%

	Total PADD II		6.9	1.7	1.1	5.1	14.8	100%

PADD III
	VALERO MKTG & SUPPLY CO	Europe / Africa / Russia / PDVSA	-	-	-	109.3	109.3	24%
	EXXONMOBIL CO USA	Europe / Latin America /Russia	-	-	-	69.7	69.7	15%
	MARATHON ASHLAND PETRO LLC	Aruba / Europe / Russia	-	-	-	44.4	44.4	10%
	FLINT HILLS RESOURCES LP	Europe / Russia	-	-	-	33.7	33.7	7%
	VITOL S A INC	Russia / Ecuador	-	5.1	-	19.3	24.5	5%
	SHELL US TRADG CO	Eruope / Latin America	11.0	2.3	-	6.3	19.6	4%
	BP PRODTS N AMER INC	Latin America / Russia	-	7.9	-	11.6	19.5	4%
	CITGO PETRO CORP	Virgin Islands / Europe	-	-	-	15.8	15.8	4%
	KOCH SUPPLY & TRDG CO	Latin America / Europe	-	5.2	-	10.5	15.7	3%
	GLENCORE LTD	Russia / Estonia	-	5.7	-	9.8	15.5	3%
	ASTRA OIL CO INC	Europe / Syria	-	-	-	9.1	9.1	2%
	PHILLIPS 66 CO	Europe / Virgin Islands	-	-	-	8.4	8.4	2%
	MOTIVA ENTERPRISES LLC	Europe/ Trinidad	-	0.8	-	6.3	7.2	2%
	CHEVRON CORP	Eruope / Latin America / Taiwan	-	4.4	-	2.7	7.1	2%
	SEMPRA ENERGY TRADING CORP	Eruope / PDVSA / Russia	-	-	-	6.3	6.3	1%
	PREMCOR REFG GROUP INC THE	Syria / Europe / Canada	-	0.3	-	5.9	6.2	1%
	PHILLIPS PETRO CO	Europe / Virgin Islands	-	1.2	-	4.4	5.6	1%
	ATLANTIC TRDG & MKTG INC	PDVSA / Europe	-	4.8	-	0.8	5.6	1%
	EXXONMOBIL OIL CORP	Europe / Russia	-	0.9	-	4.3	5.2	1%
	LUKOIL PAN-AMERICAS LLC	Russia	-	-	-	5.0	5.0	1%
	NORTHVILLE INDUSTRIES CORP	PDVSA / Russia	-	2.1	-	0.7	2.7	1%
	Other		-	7.5	0.6	5.8	13.9	3%

	Total PADD III		11.0	48.2	0.6	390.1	449.9	100%

	TOTAL PADDs I,II, III		297.6	924.7	52.5	830.7	2,105.5

PDVSA Finance Ltd.	V. Appendix -- 21

TABLE A6
2003 PADD I, PADD II and PADD III Refined Petroleum Products by Importer
(Thousands of Barrels per Days)

		Importing Countries	Diesel	Gasoline	Jet Kero	Resid	Total	Percent
PADD I
	Amerada Hess Corp	Virgin Islands / Africa	64.5	84.2	9.2	85.3	243.3	16%
	Vitol S A Inc	Canada / Europe	20.4	81.1	1.6	84.0	187.1	13%
	Citgo Petro Corp	Virgin Islands / PDVSA	46.9	85.2	25.1	-	157.3	11%
	BP Products North America	Europe / Latin America / Canada	1.2	116.8	5.4	11.9	135.3	9%
	Irving Oil Corp	Canada	18.6	70.5	4.3	-	93.4	6%
	Warren GE	Europe / Latin America	4.7	82.1	0.3	-	87.1	6%
	Colonial Oil Indus Inc	Latin America / PDVSA / Europe	11.4	42.2	-	30.7	84.2	6%
	Morgan Stanley Capital Group Inc	Europe / Latin America	44.0	28.7	4.4	-	77.1	5%
	Glencore Ltd.	Europe / Latin America	2.6	33.5	4.1	31.5	71.8	5%
	Petrobras America Inc	Latin America / Europe	-	29.8	-	13.0	42.8	3%
	Shell US Trading Co	Europe / Latin America	5.0	34.8	1.0	1.1	41.9	3%
	Global Companies LLC	Canada / PDVSA	27.1	10.1	-	0.2	37.4	3%
	Irving Oil Transp Co	Canada	28.5	0.8	-	-	29.3	2%
	Westport Petro Inc	Latin America / Europe	-	4.9	-	19.9	24.8	2%
	Sprague Energy Corp	Europe / Others	11.2	4.2	1.0	1.5	17.9	1%
	Ultramar Energy Inc	Canada	10.5	2.8	1.8	1.1	16.1	1%
	Atlantic Trdg & Mktg Inc	Europe / Latin America	-	13.7	-	-	13.7	1%
	El Paso Merchant Energy Petro	Latin America / Others	3.8	2.0	7.8	-	13.7	1%
	Virginia Power Energy Mktg	Europe / Africa	-	-	-	12.0	12.0	1%
	Chemoil Corp	Latin America / Russia / PDVSA	-	-	-	11.5	11.5	1%
	Other		10.7	43.8	7.6	26.8	88.9	6%
	Total PADD I		311.3	771.2	73.6	330.5	1,486.6	100%

PADD II
	Western Petro Co	Canada	2.8	1.5	0.7	-	4.9	36%
	Center Oil Co	Canada	2.2	-	-	-	2.2	16%
	Farstad Oil Co	Canada	1.2	0.3	0.0	-	1.6	12%
	Warren Petro Corp	Canada	0.3	-	-	1.1	1.4	10%
	Texpar Energy Inc	Canada	-	-	-	1.0	1.0	7%
	Triple Clean Oil Inc	Canada	-	-	-	0.7	0.7	5%
	Shell US Trading Co	Finland	-	0.4	-	-	0.4	3%
	Cass City Oil & Gas Co	Canada	0.3	-	-	-	0.3	2%
	Phillips C Oil Co	Canada	0.3	-	-	-	0.3	2%
	Bulk Trading & Transp Co	Canada	-	-	-	0.3	0.3	2%
	Other		0.2	0.1	-	0.3	0.5	4%
	Total PADD II		7.3	2.3	0.7	3.3	13.6	100%

PADD III
	Valero Mktg & Supply Co	Europe / Africa	-	-	-	69.2	69.2	23%
	ExxonMobil	Europe / Latin America	-	-	-	49.9	49.9	17%
	Vitol SA Inc	Russia / China / Middle East	-	14.8	-	7.7	22.5	8%
	Flint Hills Resources LP	Europe / Russia	-	0.4	-	21.6	22.0	7%
	Orion Refg Corp	Europe / Algeria	-	-	-	19.6	19.6	7%
	Marathon Ashland Petroleum LLC	Netherland Antilles / Europe	-	-	-	15.8	15.8	5%
	Glencore Ltd	Europe / Latin America	-	7.6	-	8.1	15.7	5%
	Koch Supply & Trading Co	PDVSA / Latin America	-	9.0	-	4.3	13.3	4%
	BP Products N America	Latin America / Russia / PDVSA	-	7.4	-	5.7	13.1	4%
	Shell US Trdg Co	Latin America / Europe	2.5	4.9	-	1.8	9.1	3%
	Motiva Enterprises LLC	Europe / Syria	-	0.3	-	8.5	8.8	3%
	Valero St. Charles Refinery	Algeria	-	-	-	8.7	8.7	3%
	Westport Petro Inc	Latin America / Europe	0.0	-	-	6.0	6.1	2%
	Lyondell Citgo Refg LP	Russia / Mexico	-	-	-	4.8	4.8	2%
	Atlantic Trdg & Mktg LP	Europe / Others	-	0.3	-	3.2	3.5	1%
	Statoil Mktg & Trdg (US) Inc	Norway	-	2.9	-	-	2.9	1%
	Crown Central Petro Corp	Netherland Antilles / Sweden	-	-	-	2.8	2.8	1%
	Rio Energy Intl	Russia / Colombia / France	-	-	-	1.5	1.5	1%
	Other		-	2.8	0.9	3.2	7.0	2%
	Total PADD III		2.5	50.3	0.9	242.6	296.3	100%

	TOTAL PADDs I,II, III		321.1	823.9	75.2	576.4	1,796.6